FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2015

UNITED STATES CELLULAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9712	62-1147325
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8410 West Bryn Mawr, Chicago, Illinois		60631
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (773) 399-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.              Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders on May 19, 2015, the following number of votes were cast for the matters indicated.  The following voting results are final.

1.             Election of Directors:

                The following directors received the following votes and were elected:

a.             For the election of four Directors of U.S. Cellular by the holders of Common Shares:

Nominee	For	Withhold	Broker Non-vote
J. Samuel Crowley	49,356,156	410,776	707,963
Paul Henri Denuit	49,345,641	421,291	707,963
Harry J. Harczak, Jr.	49,364,799	402,133	707,963
Gregory P. Josefowicz	49,391,441	375,491	707,963

                b.             For the election of ten Directors of U.S. Cellular by the holder of Series A Common Shares:

Nominee	For	Withhold	Broker Non-vote
James Barr III	330,058,770	-	-
Steven T. Campbell	330,058,770	-	-
LeRoy T. Carlson, Jr.	330,058,770	-	-
Walter C.D. Carlson	330,058,770	-	-
Ronald E. Daly	330,058,770	-	-
Kenneth R. Meyers	330,058,770	-	-
Peter L. Sereda	330,058,770	-	-
Douglas D. Shuma	330,058,770	-	-
Cecelia D. Stewart	330,058,770	-	-
Kurt B. Thaus	330,058,770	-	-

2.             Proposal to ratify the selection of PricewaterhouseCoopers LLP as Independent Registered Public Accountants for 2015:

                This proposal received the following votes and was approved:

For	Against	Abstain	Broker Non-vote
380,455,354	76,732	1,579	-

3.             Proposal to approve, on an advisory basis, the compensation of our named executive officers as disclosed in U.S. Cellular’s Proxy Statement dated April 7, 2015 (commonly known as “Say-on-Pay”):

This proposal received the following votes and was approved:

For	Against	Abstain	Broker Non-vote
379,524,040	263,102	38,560	707,963

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

United States Cellular Corporation
(Registrant)

Date:	May 22, 2015

By:	/s/ Steven T. Campbell
Steven T. Campbell
Executive Vice President - Finance,
Chief Financial Officer and Treasurer
(principal financial officer)